Exhibit 99.1

CMS Energy Announces Strong First Quarter Results,
Reaffirms 2022 Adjusted EPS Guidance

JACKSON, Mich., May 3, 2022 – CMS Energy announced today reported earnings per share of $1.21 for the first quarter of 2022, compared to $1.21 per share for the same quarter in 2021. The company’s adjusted earnings per share for the first quarter of 2022 were $1.20, compared to $1.09 per share for the same quarter in 2021.

CMS Energy reaffirmed its 2022 adjusted earnings guidance of $2.85 to $2.89* per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“The settlement agreement recently filed for our 2021 Integrated Resource Plan strengthens our financial outlook and serves as a proof point of our plan for net zero carbon emissions by 2040 in our electric business. As one of the first utilities in the country to eliminate coal generation by 2025, we are leading the clean energy transformation,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2022 first quarter results and provide a business and financial outlook on Tuesday, May 3 at 9:00 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to CMS Enterprises’ interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.
To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/22	3/31/21
Operating revenue	$2,374	$2,013

Operating expenses	1,918	1,583

Operating Income	456	430

Other income	48	44

Interest charges	124	124

Income Before Income Taxes	380	350

Income tax expense	39	42

Income From Continuing Operations	341	308

Income from discontinued operations, net of tax	4	34

Net Income	345	342

Loss attributable to noncontrolling interests	(8)	(7)

Net Income Attributable to CMS Energy	353	349

Preferred stock dividends	2	-

Net Income Available to Common Stockholders	$351	$349

Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$1.20	$1.09
Income from discontinued operations per average common share available to common stockholders	0.01	0.12
Diluted earnings per average common share	$1.21	$1.21

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	3/31/22	12/31/21
Assets
Current assets
Cash and cash equivalents	$446	$452
Restricted cash and cash equivalents	28	24
Other current assets	1,985	2,151
Total current assets	2,459	2,627
Non-current assets
Plant, property, and equipment	22,540	22,352
Other non-current assets	3,741	3,774
Total Assets	$28,740	$28,753

Liabilities and Equity
Current liabilities (1)	$1,432	$1,822
Non-current liabilities (1)	7,430	7,269
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	12,201	12,200
Non-recourse debt	74	76
Total debt, finance leases, and other financing (excluding securitization debt)	12,275	12,276
Preferred stock and securities	224	224
Noncontrolling interests	551	557
Common stockholders' equity	6,630	6,407
Total capitalization (excluding securitization debt)	19,680	19,464
Securitization debt (2)	198	198
Total Liabilities and Equity	$28,740	$28,753

(1) Excludes debt, finance leases, and other financing.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Three Months Ended
	3/31/22	3/31/21
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$476	$185

Net cash provided by operating activities	707	832
Net cash used in investing activities	(539)	(283)
Cash flows from operating and investing activities	168	549
Net cash used in financing activities	(170)	(210)

Total Cash Flows	$(2)	$339

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$474	$524

CMS ENERGY CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended
	3/31/22	3/31/21
Net Income Available to Common Stockholders	$351	$349
Reconciling items:
Disposal of discontinued operations gain	(5)	-
Tax impact	1	-
Discontinued operations income	-	(43)
Tax impact	-	9
Other exclusions from adjusted earnings**	(1)	(1)
Tax impact	*	*

Adjusted net income – non-GAAP	$346	$314

Average Common Shares Outstanding
Diluted	289.9	289.1

Diluted Earnings Per Average Common Share
Reported net income per share	$1.21	$1.21
Reconciling items:
Disposal of discontinued operations gain	(0.01)	-
Tax impact	*	-
Discontinued operations income	-	(0.15)
Tax impact	-	0.03
Other exclusions from adjusted earnings**	(* )	(* )
Tax impact	*	*

Adjusted net income per share – non-GAAP	$1.20	$1.09

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs and unrealized gains or losses, recognized in net income, from mark-to-market adjustments related to CMS Enterprises' interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to CMS Enterprises’ interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.